UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2008

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.03 Material Modifications to Rights of Security Holders.

On December 1, 2008, the Federal Home Loan Bank of Cincinnati (the "Bank") was informed by its regulator, the Federal Housing Finance Agency, that the Finance Agency had approved a requested amendment to the Bank’s Capital Plan (the "Plan"), which governs the Bank’s capital stock (all Class B).

As amended, the Plan provides for maximum and minimum Membership Stock requirements, each established by the Bank's Board of Directors within maximum/minimum ranges set forth in the amended Plan. The Plan's maximum range is from $25 million to $200 million and its minimum range is from $1,000 to $50,000. Within these ranges, the FHLBank has established an initial maximum Membership Stock requirement of $100 million and an initial minimum requirement of $1,000.

The amendment will take effect on January 5, 2009. A copy of the amended Plan is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Capital Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

December 4, 2008	By:	Donald R. Able

Name: Donald R. Able
Title: Senior Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Capital Plan